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                       [FORM OF "TO OUR CLIENTS" LETTER]

PRELIMINARY COPY -- SUBJECT TO COMPLETION

IMPORTANT

A REPLY IS NECESSARY TO VOTE YOUR SHARES

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In re:   Tesoro Petroleum Corporation
         Consent Solicitation by The Stockholders' Committee for
         New Management of Tesoro Petroleum

To Our Clients:

Enclosed for your consideration is soliciting material furnished to us by The Stockholders' Committee for New Management of Tesoro Petroleum Corporation (the "Stockholders' Committee") in connection with the Consent Solicitation of the Stockholders' Committee.

ONLY WE AS THE HOLDER OF RECORD CAN EXECUTE A CONSENT ON YOUR BEHALF.

         If you wish to insure that a consent is executed on your behalf, please sign, date, and mail the WHITE consent card in the postage-free envelope provided.

WE CANNOT EXECUTE A CONSENT UNLESS WE RECEIVE YOUR SPECIFIC INSTRUCTIONS.

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If you have any questions or any difficulty in voting your shares please call:

                                  Morrow & Co., Inc.
                                  1-800-662-5200 (toll free)